<SEQUENCE>7
<FILENAME>y032004scbacmchldinglp99w07.txt
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                                                             Page 49 of 61 Pages

                                                                       Exhibit 7

                        EXECUTIVE OFFICERS AND DIRECTORS
                                       OF
                               AXA FINANCIAL, INC.



         The names of the Directors and the names and titles of the Executive Officers of AXA Financial, Inc. ("AXF"), which is the sole member of AXA Financial Services, LLC, and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of AXF at 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXF and each individual is a United States citizen.

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Claude Bebear (1)            Chairman of the Supervisory Board, AXA;
   AXA                          Chairman and CEO, Finaxa
   25, avenue Matignon
   75008 Paris, France

*  Bruce W. Calvert             Chairman of the Board, Alliance Capital
   Alliance Capital             Management Corporation; Executive Officer, AXA
   Management Corporation
   1345 Ave. of the Americas
   New York, NY  10105

*  Henri de Castries (1)        Chairman of the Board; Chairman of the
   AXA                          Management Board, AXA; Vice Chairman of the
   25, avenue Matignon          Board of Directors, Finaxa
   75008 Paris, France

*  Christopher M. Condron       President and Chief Executive Officer; Member
                                of Management Board and Executive Officer, AXA;
                                Chairman, President and CEO, Equitable


                                       49
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                                                             Page 50 of 61 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Claus-Michael Dill (2)       Chairman of the Management Board,
   Gereonsdriesch 9-11          AXA Konzern AG; Executive Officer, AXA
   50670 Cologne, Germany

*  Joseph L. Dionne             Retired Chairman of the Board and Chief
   198 N. Wilton Rd.            Executive Officer, The McGraw Hill Companies
   New Canaan, CT  06840        (publishing)

*  Denis Duverne (1)            Member of the Management Board and Chief
   AXA                          Financial Officer, AXA
   25, avenue Matignon
   75008 Paris, France

*  Jean-Rene Fourtou (1)        Vice Chairman of the Supervisory Board; Chairman
   Vivendi Universal            and CEO, Vivendi Universal (global media and
   42 avenue de Friedland       communications company); Chairman of the
   75008 Paris, France          Supervisory Board, Vivendi Environnement and
                                Groupe Canal+

*  John G. Graves               President and COO, Graves Ventures, LLC
   Graves Ventures, LLC         (publishing holding company)
   130 Fifth Avenue
   New York, NY 10011

*  Donald J. Greene, Esq.       Attorney
   c/o LeBoeuf, Lamb, Greene
   & MacRae LLP
   125 West 55th Street
   New York, NY  10019

*  Anthony Hamilton(3)          Chairman, Fox-Pitt, Kelton Group Limited,
   Fox-Pitt, Kelton Group Ltd.  Fox-Pitt, Kelton Nominees Limited (investment
   35 Wilson Street             banking), AXA UK plc and AXA Equity and Law (UK)
   London, England EC2M 2SJ     ; Member of the Supervisory Board and
                                Compensation Committee, AXA


                                       50
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                                                             Page 51 of 61 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------

*  Nina Henderson               Henderson Advisory Consulting (consulting firm)
   425 East 86th St.
   New York, NY  10028

*  James F. Higgins             Senior Advisor, Morgan Stanley (financial
   Morgan Stanley               services)
   Harborside Financial Center
   Plaza Two, Second Floor
   Jersey City, NJ 07311

*  W. Edwin Jarmain (4)         President, Jarmain Group Inc. (private
   Jarmain Group Inc.           investment holding company)
   77 King Street West
   Suite 4545 Royal Trust Tower
   Toronto, Ontario M5K1K2
   Canada

*  Christina Johnson            Former President and Chief Executive Officer,
   230 Byram Shore Road         Saks Fifth Avenue Enterprises (retail)
   Greenwich, Connecticut 06830

*  Scott D. Miller              Vice Chairman, Hyatt Hotels Corporation
   Hyatt Hotels Corporation     (hospitality)
   200 West Madison Street -
   Suite 3900
   Chicago, Illinois  60606

*  Joseph H. Moglia             Chief Executive Officer, Ameritrade Holding
   Ameritrade Holding           Corporation (online brokerage)
   Corporation
   4211 South 102nd Street
   Omaha, Nebraska  68127

                                       51
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                                                             Page 52 of 61 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
   Peter D. Noris               Executive Vice President and Chief Investment
                                Officer; Executive Vice President and Chief
                                Investment Officer, Equitable


   Richard V. Silver            Executive Vice President and General Counsel;
                                Executive Vice President and General Counsel,
                                Equitable

*  Peter J. Tobin               Special Assistant to the President,
   St. John's University        St. John's University
   101 Murray Street
   New Yorl, NY 10007

*  Stanley B. Tulin             Vice Chairman & Chief Financial Officer;
                                Executive Officer, AXA; Vice Chairman of the
                                Board and Chief Financial Officer, Equitable

---------
*  Director
   (1)  Citizen of the Republic of France
   (2)  Citizen of Germany
   (3)  Citizen of the United Kingdom
   (4)  Citizen of Canada



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